UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2018

SALISBURY BANCORP, INC.
(Exact name of registrant as specified in charter)

Connecticut	000-24751	06-1514263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut		06039-1868
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (860) 435-9801

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Form 8-K, Current Report

Salisbury Bancorp, Inc.

Section 8.	Other Events

Item 8.01	Other Events.

On April 13, 2018, in connection with the previously announced Purchase and Assumption Agreement, dated as of December 13, 2017, between Salisbury Bancorp, Inc.’s sole subsidiary, Salisbury Bank and Trust Company (“Salisbury Bank”) and Orange Bank & Trust Company, Salisbury Bank announced that it has completed its acquisition of the Fishkill, New York branch of Orange Bank & Trust Company. Further information is set forth in the attached press release.

Section 9.	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 99.1 Press release dated April 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: April 13, 2018		SALISBURY BANCORP, INC.

	By:	/s/ Richard J. Cantele, Jr.
Richard J. Cantele, Jr.
President and Chief Executive Officer